EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated January 31, 2002, accompanying the consolidated financial statements of FNB Bancorp and Subsidiary and included in the Annual Report on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of FNB Bancorp and Subsidiary on Forms S-8 (File no. 333-91596, effective July 1, 2002, File no. 333-98293, effective August 16, 2002, and File no. 333-106363, effective June 23, 2003).



/s/ Grant Thornton LLP
San Francisco, California
March 29, 2004

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